UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 11, 2014

GREEN AUTOMOTIVE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54049	22-3680581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5495 Wilson Street

Riverside, California 92509

(Address of principal executive offices)  (zip code)

(877) 449-8842

(Registrant’s telephone number, including area code)

23 Corporate Place, Suite 150

Newport Beach, California 92660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 17, 2014, we entered into an Acquisition and Stock Exchange Agreement (the “Blackhawk Agreement”) with Blackhawk Manufacturing, Inc., a California corporation (“Blackhawk”), Sanders, Larios, Larios & Luevanos LLC, a California limited liability company (“SLLL”), Alan Servicios S de R.I. de C.V., a Mexican corporation (“Alan Servicios”), Lalusa Investments, a Mexican corporation (“Lalusa”), and Shelmado Transporte, a Mexican corporation (“Shelmado”) (Blackhawk, SLLL, Alan Servicos, Lalusa and Shelmado together are referred to herein as the “BMI Entities”), and the individuals identified on the signature page of the Blackhawk Agreement as shareholders of the BMI Entities (the “BMI Entity Shareholders”), under which we agreed to purchase 100% of the issued and outstanding securities of the BMI Entities (the “BMI Shares”), in exchange for that number of shares of our common stock that has a fair market value of Six Million Dollars ($6,000,000), with the fair market value being the price per share as of February 15, 2014, which was $0.05 cents per share and therefore equals approximately 120,000,000 shares of our common stock (the “Purchase Price”).  Under the Blackhawk Agreement the Closing could not occur until the BMI Entities had prepared GAAP-compliant financial statements that accurately reflected the BMI Entities operations for the year ended December 31, 2013.  The BMI Entities informed us they completed the required GAAP-compliant financial statements and we closed the acquisition of the BMI Entities under the Blackhawk Agreement on April 11, 2014. The Purchase Price shares were due to be issued at Closing and we plan to issue them as soon as possible.

In addition to the Purchase Price, the BMI Entity Shareholders can earn an additional One Million Five Hundred Thousand Dollars ($1,500,000) worth of our common stock(the “Earnout Shares”), if certain performance thresholds related to the operations/earnings of the BMI Entities are met at the end of 2014, 2015, and 2016. The value used to calculate the number of Earnout Shares will be the fair market value of our common stock, with the fair market value being determined by either the average closing price of our common stock for the three months prior to December 31, 2016 or the market value on December 31, 2016, at the BMI Entity Shareholder’s option.

Additionally, we entered into consulting agreements with Floyd Sanders, Sergio Larios, Carlos Larios and Lin Austin at Closing, and agreed to take the necessary steps to place Floyd Sanders on our Board of Directors at Closing or as soon thereafter as practicable.

The Purchase Price, the Earnout Shares, the consulting agreements and the seat on our Board of Directors is the entirety of the consideration for the BMI Entity Shares, excluding the SLLL membership interest.

Under the Blackhawk Agreement, we have the right to purchase certain real property owned by SLLL located at 3122 South Riverside Avenue, Bloomington, CA 92316 (the “Bloomington Property”), which is not part of the purchase of the BMI Entity Shares.  However, for eighteen (18) months after the Closing, we have the right to purchase the Bloomington Property for One Million Dollars ($1,000,000) in cash, One Million Dollars ($1,000,000) worth of shares of our common stock, as calculated above, and the successful refinance of all loans on the Bloomington Property into our name or our affiliate, prior to closing on the purchase of the property, (the “Bloomington Purchase Price”).  Upon payment of the Bloomington Purchase Price the BMI Entity Shareholders will transfer any and all membership interest for any entity that owns the Bloomington Property, and/or quitclaim deed the property to us, or our affiliate.

In the event we do not exercise the purchase option on the Bloomington Property within six (6) months after Closing, then we will issue Ten Thousand (10,000) shares of our common stock to the BMI Entity Shareholders for each week we do not exercise the option, up to a total of Five Hundred Twenty Thousand (520,000) shares of our common stock.  The option to purchase the Bloomington Property will expire eighteen (18) months after the Closing date.

Until we execute the option to purchase the Bloomington Property, we will be considered a tenant and will be required to sign a lease agreement and make payments to SLLL in accordance with the terms of the lease.

In the event we choose not to execute the Bloomington Option, we agree to pay the BMI Entity Shareholders an aggregate amount of One Million Dollars ($1,000,000) at the expiration of the Bloomington Option. The One Million Dollars ($1,000,000) is in consideration for the Bloomington Option.

Additionally, under the Blackhawk Agreement, in the event we become insolvent, bankrupt or is no longer a publicly-traded company, the BMI Entities shall have the option to repurchase the BMI Entities Shares from us in exchange for the return of 50 percent of the shares paid to the BMI Entities at the time of Closing (the "Buy-Back Option").  We will deliver a written notice to the BMI Entities or any of its authorized assignees or designees within one month of determination of insolvency, bankruptcy or loss of status as a publicly-traded company.  The BMI Entities shall be permitted to assign the Buy-Back Option to the Stockholder or any member or designee of Stockholder upon providing written notice to us. The Buy-Back Option shall be exercisable by BMI Entities or any of its authorized assignees or designees for a period of three (3) months after said notice has been delivered by providing written notice of exercise to us.  If BMI Entities or any of its authorized assignees or designees fails to provide such notice within such period, the Buy-Back Option shall terminate and be of no further force or effect.

On February 20, 2014, the parties to the Blackhawk Agreement entered into an Amendment No. 1 to the Blackhawk Agreement for the purpose of amending the Blackhawk Agreement to correct the Closing date.  Under the Blackhawk Agreement the Closing was to take place “within ten (10) business days after the signing of this Agreement by all Parties, or at such other date as agreed upon by the Parties.”  The Amendment No. 1 amended the Closing date to make it “March 17, 2014, or at such other date as agreed upon by the Parties.”

On March 4, 2014, the parties to the Blackhawk Agreement entered into an Amendment No. 2 to the Blackhawk Agreement for the purpose of amending the Blackhawk Agreement to correct an error in the document where the Purchase Price shares are listed as “free trading shares.”  The parties intended that the Purchase Price shares would be restricted shares, in accordance with Rule 144, and not free trading shares.  Amendment No. 2 corrects this error.  In addition, Amendment No. 2 modified the price of our shares of common stock used to calculate the number of shares to be issued under the Blackhawk Agreement from $0.055 per share to $0.05 per share.

On March 17, 2014, the parties to the Blackhawk Agreement entered into an Amendment No. 3 to the Blackhawk Agreement for the purpose of amending the Blackhawk Agreement to change the Closing date from a date certain to a date as agreed upon by the parties.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Blackhawk Agreement, we will be issuing One Hundred Twenty Million (120,000,000) shares of our common stock to the BMI Entity Shareholders.  There were a total of four (4) BMI Entity Shareholders and all were non-affiliates.  The issuances are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, based on the representations of the BMI Entity Shareholders in the Blackhawk Agreement due to the fact the shareholders were either accredited or sophisticated investors and are familiar with our operations.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits

10.1	Acquisition and Stock Exchange Agreement by and between Green Automotive Company, the BMI Entities and the BMI Entity Shareholders dated February 17, 2014

10.2	Amendment No. 1 to the Blackhawk Agreement dated February 20, 2014

10.3	Amendment No. 2 to the Blackhawk Agreement dated March 4, 2014

10.4	Amendment No. 3 to the Blackhawk Agreement dated March 17, 2014

10.5	Amendment No. 4 to the Blackhawk Agreement dated April 14, 2014

10.6	Consulting Agreement with Floyd Sanders dated April 8, 2014

10.7	Consulting Agreement with Sergio Larios dated April 8, 2014

10.8	Consulting Agreement with Carlos Larios dated April 8, 2014

10.9	Consulting Agreement with Lin Austin dated April 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2014	Green Automotive Company
a Nevada corporation

/s/ Ian Hobday
By: Ian Hobday
Its: Chief Executive Officer

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